  As filed with the Securities and Exchange Commission on February 4, 2000
                                                   Registration No. 333-________
                                                               333-__________-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-3
            Registration Statement under the Securities Act of 1933


               EAST WEST BANCORP, INC.                            EAST WEST BANCORP CAPITAL
    (Exact name of Registrant as specified in its                          TRUST I
                      charter)                              (Exact name of Registrant as specified
                                                                     in its trust agreement)
                      DELAWARE
           (State or other jurisdiction of                                 DELAWARE
           incorporation or organization)                       (State or other jurisdiction of
                      _________                                  incorporation or organization)
                                                                             _________
                     95-4703316
                  (I.R.S. Employer                                      being applied for
                 Identification No.)                                    (I.R.S. Employer
                                                                       Identification No.)

                           ------------------------

                             415 Huntington Drive
                         San Marino, California 91108
                                (626) 799-5700
             (Address, including zip code, and telephone number,
      including area code, of  Registrants' principal executive offices)

                           ------------------------

                                Douglas Krause
                           Executive Vice President
                            East West Bancorp, Inc.
                             415 Huntington Drive
                         San Marino, California 91108
                                 (626) 799-5700
          (Name, address, including zip code, and telephone number, including area code, of agents for service)

                           ------------------------

                                  Copies to:
                             Norman B. Antin, Esq.
                             Jeffrey D. Haas, Esq.
                     Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                            Washington, D.C. 20005
                                (202) 347-0300
                              Fax: (202) 347-2172

                           ------------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

            Title of Each Class of Securities                  Amount       Proposed Maximum     Proposed Maximum        Amount of
                     to be Registered                           to be      Offering Price (1)        Aggregate         Registration
                                                             Registered                          Offering Price(1)        Fee(2)
Debt Securities of East West Bancorp, Inc. (2)
Preferred Stock of East West Bancorp, Inc. (3)
Common Stock of East West Bancorp, Inc. (4)
Trust Preferred Securities of East West Bancorp
        Capital Trust I (5)
Guarantees of Trust Preferred Securities by East West
 Bancorp, Inc. (6)
    Total                                                    $50,000,000                 100%        $50,000,000(7)        $13,200
==================================================================================================================================

(1) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

(2) Subject to note (7) below, we are registering an indeterminate principal amount of Debt Securities, which may include Junior Subordinated Debentures we may issue and sell to East West Bancorp Capital Trust I. Such Junior Subordinated Debentures may later be distributed to the holders of Trust Preferred Securities. If any Debt Securities are issued at an original issue discount, then the offering price will be in such greater principal amount as will result in an aggregate initial offering price not to exceed $50,000,000 less the dollar amount of any securities previously issued.

(3) Subject to note (7) below, we are registering an indeterminate number of shares of Preferred Stock.

(4) Subject to note (7) below, we are registering an indeterminate number of shares of Common Stock.

(5) Subject to note (7) below, we are registering an indeterminate number of shares of Trust Preferred Securities of East West Bancorp Capital Trust I.

(6) We are also registering all other obligations that we may have with respect to the Trust Preferred Securities issued by East West Bancorp Capital Trust
    I. No separate consideration will be received for any Guarantees or any other such obligations.

(7) In no event, will the aggregate initial offering price of all securities exceed $50,000,000. The aggregate amount of Common Stock registered is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The registered securities may be sold separately or as units with other registered securities.

                             ---------------------

    The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                Explanatory Note

    This Registration Statement includes a prospectus to be used in connection with offerings of (a) debt securities issued by East West Bancorp, Inc., including junior subordinated debentures which may be issued to East West Bancorp Capital Trust I, (b) preferred stock issued by East West Bancorp, Inc.,
(c) common stock issued by East West Bancorp, Inc., (d) trust preferred securities issued by East West Bancorp Capital Trust I, and (e) guarantees by East West Bancorp, Inc. of the trust preferred securities issued by East West Bancorp Capital Trust I. Each offering of securities made under this Registration Statement will be made pursuant to this prospectus, with the specifications of the securities offered thereby set forth in an accompanying prospectus supplement. The prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared "effective" by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

                 Subject to completion, dated February 4, 2000

$50,000,000
EAST WEST BANCORP, INC.
    Debt Securities
    Preferred Stock
    Common Stock

EAST WEST BANCORP CAPITAL TRUST I
    Trust Preferred Securities, Fully and Unconditionally Guaranteed as described herein by East West Bancorp, Inc.

                          ___________________________

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer any of the following securities from time to time:

    . debt securities, including junior subordinated debentures which we may issue and sell to East West Bancorp Capital Trust I in connection with its issuance of trust preferred securities;
    .   preferred stock; and
    .   common stock.

East West Bancorp Capital Trust I may issue its trust preferred securities from time to time. The trust preferred securities will be fully and unconditionally guaranteed by us as described in this prospectus.

We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

                          ___________________________


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is _____ __, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus....................................................    1
Where You Can Find More Information......................................    1
East West Bancorp, Inc...................................................    2
East West Bancorp Capital Trust I........................................    3
Use of Proceeds..........................................................    4
Description of Debt Securities...........................................    4
Description of Preferred Stock...........................................   10
Description of Common Stock..............................................   12
Description of Trust Preferred Securities................................   12
Description of Junior Subordinated Debentures............................   23
Description of Guarantees................................................   29
Relationship Among the Trust Preferred Securities, the Junior
  Subordinated Debentures and the Guarantees.............................   31
Book-Entry Issuance......................................................   33
Plan of Distribution.....................................................   35
Legal Matters............................................................   36
Experts..................................................................   36

                      ___________________________________

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and
                                  -------------------
copy any documents we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market, you should call (212) 656-5060.

We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

     .    Annual Report on Form 10-K for the year ended December 31, 1998.

     . Quarterly Reports on Form 10-Q for the three months ended March 31, 1999, June 30, 1999 and September 30, 1999.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 415 Huntington Drive, San Marino, California 91108, Attention: Corporate Secretary, telephone (626) 799-5700.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                            EAST WEST BANCORP, INC.

East West Bancorp, Inc. (the "Company") is a Delaware corporation which was incorporated in August 1998 to be the holding company for East-West Bank (the "Bank"). The Company became the holding company for the Bank as of December 30, 1998, and is subject to the Bank Holding Company Act of 1956, as amended.

The Company has no material operations or subsidiaries other than its wholly-owned subsidiary, the Bank. The Bank is a California-chartered commercial bank. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits. The Bank is not a member of the Federal Reserve System. The Bank is the fourth largest commercial bank headquartered in Los Angeles, California as of December 31, 1999 and one of the largest banks in the United States that focuses on the Chinese-American community.

The Bank was originally chartered in June 1972 as the first federally chartered savings institution focused primarily on the Chinese-American community, and opened for business at its first office in the Chinatown district of Los Angeles in January 1973. Currently, the Bank specializes in lending for commercial, construction, and residential real estate projects, financing international trade for California companies, and providing business and personal deposit and cash management services. The Bank has emphasized commercial lending since its conversion to a state-chartered commercial bank on July 31, 1995.

Through its network of 30 retail branches, the Bank provides a wide range of personal and commercial banking services to small and medium-sized businesses, business executives, professionals and other individuals. The Bank offers multilingual services to all of its customers in English, Cantonese, Mandarin and Spanish. The Bank offers a variety of deposit products which includes the traditional range of personal and business checking and savings accounts, time deposits and individual retirement accounts, travelers' checks, safe deposit boxes, and MasterCard and Visa merchant deposit services.

The Bank's lending activities include residential and commercial real estate, construction, commercial, trade finance, account receivables, inventory and working capital loans. The Bank provides commercial loans to small and medium-sized businesses with annual revenues that generally range from several million to $200 million. In addition, the Bank provides short-term trade finance facilities for terms of less than one year primarily to U.S. importers and manufacturers doing business in the Asia Pacific region. The Bank's commercial borrowers are engaged in a wide variety of manufacturing, wholesale trade and service businesses.

The Bank concentrates on marketing its services in the Los Angeles metropolitan area, Orange County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, with a particular focus on regions with a high concentration of ethnic Chinese. The ethnic Chinese markets within the Bank's primary market area have experienced rapid growth in recent periods. As California continues to gain momentum as the hub of the Pacific Rim, the Bank provides important competitive advantages to its customers participating in the Asia pacific marketplace. Management believes the Bank's customers benefit from its understanding of Asian markets and cultures, its corporate and organizational ties throughout Asia, as well as its international banking products and services. Management believes that this approach, combined with the extensive ties of its management and Board of Directors to the growing Asian and ethnic Chinese communities, provides the Bank with an advantage in competing for customers in its market area.

Our principal executive office is located at 415 Huntington Drive, San Marino, California 91108 and our telephone number is (626) 799-5700.

                       EAST WEST BANCORP CAPITAL TRUST I

East West Bancorp Capital Trust I, which is referred to in this prospectus as the "Trust," is a statutory business trust formed by us under the Delaware Business Trust Act. When we are ready to issue and sell trust preferred securities through the Trust, we will amend the declaration of trust we signed in forming the Trust to read substantially like the form of amended and restated declaration of trust (which is referred to in this prospectus as the "trust agreement") that has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

We have created the Trust solely to:

     . issue and sell its trust securities (including the preferred securities and the common securities), which represent proportionate beneficial ownership interests in the Trust and its assets;

     . use the proceeds from the sale of the trust securities to buy from us a series of our junior subordinated debentures, which will be the only assets of the Trust;

     . maintain its status as a grantor trust for federal income tax purposes; and

     . engage in only those other activities necessary or convenient to accomplish its purposes.

Because the Trust's only assets will be junior subordinated debentures that we issue to it, our payments on those junior subordinated debentures will be the only source of funds to be paid to purchasers or owners of the trust preferred securities.

We will acquire and own all of the common securities of the Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of the Trust. The remainder, representing up to 97% of the ownership interests in the Trust, will be trust preferred securities of the Trust which may be sold to the public. The common securities and the trust preferred securities (collectively referred to as the "trust securities") will have substantially the same terms, including the same priority of payment, and will receive proportionate payments from the Trust in respect of distributions and payments upon liquidation, redemption or otherwise at the same times, with one exception: if we default on the junior subordinated debentures that we issue to the Trust and do not cure the default within the times specified in the indenture governing our issuance of our junior subordinated debentures, our rights to payments as holder of the common securities will be subordinated to the rights of the holders of the trust preferred securities.

The Trust has a term of approximately 31 years, but may be dissolved earlier as provided in the trust agreement. We have appointed the following trustees to conduct the Trust's business and affairs:

     .    _______________, as property trustee;
     .    _______________ (Delaware), as Delaware trustee; and
     . Three individuals who are our employees and officers, as administrative trustees.

We refer to all of these trustees collectively as the "issuer trustees." _______________, as property trustee, will act as sole indenture trustee under the trust agreement for purposes of compliance with the Trust Indenture Act. Unless we say otherwise in the applicable prospectus supplement, _______________ will also act as trustee under our guarantee agreement relating to the trust preferred securities.

We will pay all fees and expenses related to the Trust and the offering of the trust preferred securities, as well as all of the ongoing costs and expenses of the Trust. We will not be responsible for the Trust's obligations under the trust preferred securities. We will fully and unconditionally guarantee the trust preferred securities to the extent described later in this prospectus.

The Trust has no separate financial statements. We have, though the trust agreement, the guarantee agreements, the junior subordinated debentures and the indenture, taken together fully irrevocably and unconditionally guaranteed all of the Trust's obligation's under the trust securities. Separate financial statements are not required pursuant to Staff Accounting Bulletin 53 of the Commission and would not be significant to you because the Trust has no independent operations. The Trust exists solely for the reasons summarized above.

The Trust's principal office is located at c/o East West Bancorp, Inc., 415 Huntington Drive, San Marino, California 91108 and its telephone number is (626) 799-5700.


                                USE OF PROCEEDS

We will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include:

     .  acquisitions by either us or East West Bank;

     . capital contributions to East West Bank to support growth and for working capital; and

     . repurchases in the open market of our common stock or debt obligations, if any.

All of the proceeds from the sale of the trust preferred securities together with proceeds of the common securities will be invested by the Trust in the junior subordinated debentures to be issued by us.


                         DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities, subordinated debt securities or junior subordinated debt securities. The debt securities will be issued in one or more series under an indenture between us and _______________, as trustee, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture below. The summary is not complete. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The securities resolution for each series will be filed as an exhibit to a document to be incorporated by reference for the specific offering of securities to which it relates. You should read the indenture and the applicable securities resolution for provisions that may be important to you. In the summary below, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

     . limit the amount of debt securities that we can issue under the indenture;

     . limit the number of series of debt securities that we can issue from time to time;

     . restrict the total amount of debt that we or our subsidiaries may incur; or

     . contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

As of the date of this prospectus, there are no debt securities outstanding under the indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

The debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Terms

A prospectus supplement and a securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

    . the designation, aggregate principal amount and denominations of the debt securities;
    . the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;
    . the maturity date and other dates, if any, on which the principal of the debt securities will be payable;
    . the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;
    . the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;
    .    the manner of paying principal and interest on the debt securities;
    .    the place or places where principal and interest will be payable;
    . the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;
    .    the terms of any conversion or exchange right;
    .    the terms of any redemption of debt securities at the option of holders;
    .    any tax indemnity provisions;
    . the portion of principal payable upon acceleration of any discounted debt security (as described below);
    . whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);
    .    whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;
    . provisions for electronic issuance of debt securities or for debt securities in uncertificated form;
    . the ranking of the debt securities, including the relative degree, if any, to which the debt securities of such series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;
    . any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;
    .    any provisions relating to the deferral of payment of any interest;
    . if the series of debt securities is to be issued to the Trust, the forms of the related trust agreement and guarantee agreement;
    . the additions or changes, if any, to the indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to the Trust; and
    . any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities, and in such denominations as we specify in the securities resolution and prospectus supplement for the series. (Section 2.01)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special United States federal income tax and other considerations applicable to discounted debt securities will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at our option. (Section 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company and we will depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are regulatory provisions which limit the amount of dividends East West Bank can pay to us as well as regulatory provisions which limit East West Bank's ability to make loans and advances to us.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

     . that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;
     . that company assumes by supplemental indenture all of our obligations under the indenture and the debt securities;
     . all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and
     . immediately after the transaction no default exists under the indenture.

The successor shall be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in the denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

     . we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days;
     . we default in the payment of the principal and premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;
     . we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 30 days;
     . we default in the performance of any of our other agreements applicable to the series and the default continues for 60 days after the notice specified below;
     .    pursuant to or within the meaning of any Bankruptcy Law we:
          .    commence a voluntary case,
          .    consent to the entry of an order for relief against us in an involuntary case,
          .    consent to the appointment of a custodian for us or for all or substantially all of our property, or
          .    make a general assignment for the benefit of our creditors;
     . a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

          .    is for relief against us in an involuntary case;
          .    appoints a custodian for us or for all or substantially all of our property; or
          .    orders us to liquidate; or

          . there occurs any other event of default provided for in such series. (Section 6.01)

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the Trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.(Section 6.02)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision; in that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the debt securities and the indenture with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may :

     . reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;
     . reduce the interest on or change the time for payment of interest on any debt security;

     . change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);
     . reduce the principal of any non-discounted debt security or reduce the amount of the principal of any discounted debt security that would be due on acceleration thereof;
     . make any change that materially adversely affects the right to convert or exchange any debt security; or
     . waive any default in payment of interest on or principal of a debt security. (Section 10.02)

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

     .    to cure any ambiguity, omission, defect, or inconsistency;
     . to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption;
     . to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;
     .    to create a series of debt securities and establish its terms;
     . to provide for a separate trustee for one or more series of debt securities; or
     . to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

     . irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;
     . deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and
     . comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or
(b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or
(b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option. It also includes certificates representing an ownership interest in such obligations. (Section 8.02)

Regarding the Trustee

_______________ will act as trustee and registrar for debt securities issued under the indenture and, unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.



                         DESCRIPTION OF PREFERRED STOCK

General

This section of the prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. It is also subject to our Certificate of Incorporation.

We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Our Certificate of Incorporation authorize us to issue 5,000,000 shares of preferred stock, par value $.001 per share. Our Board of Directors is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action. As of December 31, 1999, we had no shares of preferred stock outstanding.

Our Board of Directors is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

     .    the designation and number of shares;
     .    the dividend rate;
     .    the payment date for dividends;
     . whether dividends are cumulative and, if so, the date from which dividends cumulate;
     .    redemption rights and the applicable redemption prices;
     .    amounts payable to holders on our liquidation, dissolution or winding up;
     .    the amount of the sinking fund, if any;
     . whether the shares will be convertible or exchangeable, and , if so, the prices and terms; and
     . whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable.

Dividends

The holders of preferred stock will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board of Directors.

Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A "pro rata" declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to the series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Convertibility

We will not convert or exchange any series of preferred stock for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

We will not redeem or pay into a sinking fund any series of preferred stock, unless otherwise indicated in the prospectus supplement.

Liquidation rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common stock or any class of stock ranking junior to the series of preferred stock as to dividends and liquidation preferences.

In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred stock in full, we will allocate the remaining assets equally among all series of equally-ranked preferred stock based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

Voting rights

Holders of preferred stock will not be entitled to vote except under certain limited circumstances, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.


                          DESCRIPTION OF COMMON STOCK

Our Certificate of Incorporation authorize us to issue 50,000,000 shares of common stock, par value $.001 per share. As of December 31, 1999, there were outstanding ___________ shares of common stock.

All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

     .    are entitled to any dividends validly declared;
     .    will share ratably in our net assets in the event of a liquidation;
          and
     .    are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.


                   DESCRIPTION OF TRUST PREFERRED SECURITIES

The following section describes the general terms and provisions of the trust preferred securities to which any prospectus supplement may relate. The particular terms of the trust preferred securities offered by the Trust and the extent to which any of these general provisions do not apply to the trust preferred securities will be described in the prospectus supplement relating to the trust preferred securities.

Pursuant to the terms of the trust agreement for the Trust, the administrative trustees are authorized to issue the trust preferred securities and the common securities on behalf of the Trust. The trust preferred securities and the common securities are collectively referred to herein as the "trust securities." The trust securities will represent undivided beneficial ownership interests in the assets of the Trust. The holders of the trust preferred securities will be entitled to a preference over holders of the common securities of the Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of trust preferred securities will also have certain other benefits as described in the corresponding trust agreement.

We have summarized selected provisions of the trust preferred securities and the trust agreement below. This summary is not complete. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

General

The trust preferred securities of the Trust will rank equally, and payments on the trust preferred securities will be made pro rata, with the common securities of the Trust except as described under "--Subordination of Common Securities." Legal title to the corresponding junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the related trust preferred securities and for us as holder of the common securities. The guarantee agreement we execute for the benefit of the holders of the Trust's trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the Trust does not have funds available to make such payments. See "Description of Guarantees."

Distributions

Distributions on the trust securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any date on which distributions are payable on the trust securities is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect to the delay), with the same force and effect as if made on the originally specified date. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust securities are entitled will accumulate additional distributions at the rate per annum specified in the applicable prospectus supplement. Distributions on trust securities as used in this prospectus includes any additional distributions unless otherwise stated.

The revenue of the Trust available for distribution to holders of its trust securities will be limited to payments under the corresponding junior subordinated debentures it owns. The Trust will invest the proceeds from the issuance and sale of its trust securities in the corresponding junior subordinated debentures, and it will have no other assets. If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust securities. We have guaranteed the payment of distributions (if and to the extent the Trust has funds legally available for the payment of distributions and cash sufficient to make the payments) on a limited basis as set forth herein under "Description of Guarantees."

So long as no event of default has occurred and be continuing, we will have the right under the Indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for a period not exceeding 20 consecutive calendar quarters with respect to each deferral period, provided that no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Upon any such election, quarterly distributions on the trust preferred securities will be deferred by the Trust during such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions thereon at the rate stated in the applicable prospectus supplement. Prior to the termination of any deferral period, we may further extend the deferral period, provided that an extension will only be permitted under the trust agreement to the extent that the deferral period, together with all other extensions occurring both before and after such extension, does not exceed 20 consecutive calendar quarters, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any such deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. There is no limitation on the number of times that we may elect to begin a Deferral Period.

Distributions on the trust securities will be payable to the holders as they appear on the register of the Trust on the relevant record dates, which, as long as the trust securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and to the provisions of the trust agreement, each distribution payment will be made as described under "Book-Entry Issuance." In the event any trust securities are not in book-entry form, the relevant record date for such trust securities shall be the 15th day of the month in which the relevant distribution date occurs, as specified in the applicable prospectus supplement.

Payment of Expenses

Pursuant to the indenture, we have agreed to pay all debts and obligations (other than distributions on the trust securities) and all costs and expenses of the Trust and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the property trustee, the Delaware trustee and the administrative trustees and all costs and expenses relating to the operation of the Trust. As a result, the net amounts received and retained by the Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it.

Redemption or Exchange

If we repay or redeem, in whole or in part, any junior subordinated debentures that have been issued to the Trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the trust securities. The property trustee will give not less than 45 days notice, and the redemption price will be equal to the sum of:

     . the aggregate liquidation amount of the trust securities being redeemed; plus
     . accumulated but unpaid distributions on the redeemed trust securities to the date of redemption; plus
     . the related amount of the premium, if any, that we pay upon the concurrent redemption of corresponding junior subordinated debentures.

If we are repaying or redeeming less than all of any series of junior subordinated debentures on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the related trust securities pro rata. The amount of premium, if any, that we pay to redeem all or any part of any series of any corresponding junior subordinated debentures will also be allocated to the redemption pro rata of the related trust securities.

We will have the right to redeem any series of junior subordinated debentures:

     .    subject to the conditions described above; or
     .    as may be otherwise specified in the applicable prospectus supplement.

We have the right to dissolve the Trust at any time and, after satisfaction of any liabilities to creditors of the Trust as provided by applicable law, to cause the corresponding junior subordinated debentures owned by the Trust to be distributed to the holders of the related trust securities in liquidation of the Trust.

If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of junior subordinated debentures at the time that we exercise our right to elect to dissolve the Trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the related trust securities in liquidation of the Trust. However, we can extend the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the extension.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures to the holders of any series of trust securities:

     . that series of trust securities will no longer be deemed to be outstanding;
     . The Depositary Trust Company, New York, New York ("DTC"), or its nominee, as the record holder of the trust securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered in the distribution; and
     . any certificates representing that series of trust securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of that series of trust securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot predict the market prices for the trust securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities. As a result, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that an investor may receive on dissolution and liquidation of the Trust, may trade at a lower price than the investor paid to purchase the trust preferred securities.

Redemption and Exchange Procedures

Any trust securities that are redeemed on any redemption date will receive the redemption price from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust securities will be made and the redemption price will be payable on each redemption date only to the extent that the Trust has funds on hand available for the payment of such redemption price. See "Subordination of Common Securities."

If the Trust gives a notice of redemption in respect of its trust securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent that we have deposited with the property trustee by 10:00 a.m., New York City time, funds sufficient to pay the redemption price, with respect to the trust preferred securities held by DTC or its nominees, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust securities. See "Book-Entry Issuance." If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Nevertheless, distributions payable on or prior to the redemption date for any trust securities called for redemption shall be payable to the holders of such trust securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the trust securities called for redemption will cease, except the right of the holders of the trust securities to receive the redemption price, but without interest on the redemption price, and the trust securities will cease to be outstanding.

Except as specified in the applicable prospectus supplement, in the event that any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). In the event that payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under "Description of Guarantees," then:

     . distributions on those trust securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Trust for those trust securities to the date the redemption price is actually paid; and
     . the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust securities and any distribution of corresponding junior subordinated debentures to holders of trust securities will be made to the applicable record holders thereof as they appear on the register for the trust securities on the relevant record date. Except as provided in the next sentence, the record date will be one business day prior to the relevant redemption date or liquidation date, as applicable.

If less than all of the trust preferred securities and common securities issued by the Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of trust preferred securities and common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of the two classes. The particular trust preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust preferred securities and common securities to be redeemed at the holder's registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest ceases to accrue on the corresponding junior subordinated debentures or portions thereof (and distributions cease to accrue on the related trust preferred securities and common securities or portions thereof) called for redemption.

If any redemption date is not a business day, then the liquidation amount and all accrued and unpaid distributions to the date of redemption will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if the business day is in the next calendar year, the redemption amount will be payable on the preceding business day.

Distribution of Junior Subordinated Debentures

     We will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the junior subordinated debentures to be distributed to the holders of the trust securities in liquidation of the Trust.

This right is subject to

     . our having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of trust preferred securities; and
     . prior approval by the applicable regulatory authorities if it is then required under applicable regulatory requirements.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the Trust's trust securities generally shall be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date an event of default with respect to any corresponding junior subordinated debenture shall have occurred and be continuing, then:

     . neither we nor the Trust shall pay any distribution on, or redemption price of, any of the Trust's common securities, and neither we nor the Trust shall make any other payment on account of the redemption, liquidation or other acquisition of such common securities, unless

          . all accumulated and unpaid distributions on all of the Trust's outstanding trust preferred securities are paid in cash for all distribution periods terminating on or prior to any payment on the common securities, and
          . in the case of a payment of the redemption price, the full amount of the redemption price on all of the Trust's outstanding trust preferred securities then called for redemption shall have been paid or provided for; and

     . all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Trust's trust preferred securities then due and payable.

In the case of any event of default with respect to any corresponding junior subordinated debentures, we (as holder of the Trust's common securities) will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all events of default with respect to such trust preferred securities has been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee is required to act solely on behalf of the holders of the trust preferred securities and not on our behalf as holder of the Trust's common securities, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

Pursuant to the trust agreement, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

     .    specified events relating to our bankruptcy, dissolution or liquidation;
     . our written direction to the property trustee, as depositor, to dissolve the Trust and distribute the corresponding junior subordinated debentures to the holders of the trust securities in exchange for the trust securities (which direction is optional and wholly within our discretion as depositor);
     .    the redemption of all of the Trust's trust securities;
     . the entry of an order for the dissolution of the Trust by a court of competent jurisdiction; and
     .    expiration of the term of the Trust.

If an early dissolution occurs in any manner except by the redemption of all of the trust securities, then the Trust will be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees shall distribute (after satisfaction of any liabilities to creditors of the Trust as provided by applicable law) to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. However, if such a distribution is determined by the property trustee not to be practical, the holders of the trust securities will be entitled to receive out of the assets of the Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the Trust as provided by applicable law) a liquidation distribution in an amount equal to, in the case of holders of trust securities, the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust securities will be paid on a pro rata basis.

As the holder of the Trust's common securities, we will be entitled to receive distributions upon any liquidation pro rata with the holders of the trust preferred securities. However, if an event of default relating to the corresponding junior subordinated debentures has occurred and is continuing, the trust preferred securities will have a priority over the common securities.

Events of Default; Notice

Any one of the following events constitutes a trust "event of default" under the trust agreement with respect to the trust securities issued thereunder (whatever the reason for the trust event of default):

     . the occurrence of an event of default with respect to a corresponding series of junior subordinated debentures issued under the indenture to the trust; or
     . default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days; or
     . default by the Trust in the payment of any redemption price of any trust security when it becomes due and payable; or
     . default in the performance, or breach, in any material respect, of any covenant or warranty of the Trust in the trust agreement (other than a default in the payment of any distribution or any redemption price as provided above), and continuation of that default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the trust agreement; or
     . the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within 60 business days after the occurrence of any trust event of default actually known to the property trustee, the property trustee is required to transmit notice of the trust event of default to the holders of the Trust's trust preferred securities, to the administrative trustees and to us, as depositor, unless the trust event of default shall have been cured or waived. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we each are in compliance with all the conditions and covenants applicable to us under the trust agreement.

If an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the trust preferred securities shall have a preference over the common securities upon termination of the Trust as described above. See "--Liquidation Distribution upon Dissolution." The existence of a trust event of default does not entitle the holders of trust preferred securities to cause the redemption of the trust preferred securities.

Any holder of trust preferred securities of the Trust shall have the right, upon the occurrence and continuance of an event of default following our failure to pay timely interest, principal or premium, to sue us directly. In that lawsuit, the holder of the trust preferred securities can force us to pay to the holder the principal of, and premium, if any, and interest on, the debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder.

Removal of Issuer Trustees

We as the holder of the common securities may remove an issuer trustee at any time. Unless an event of default with respect to a corresponding junior subordinated debenture shall have occurred and be continuing, we as the holder of the common securities may also remove the property trustee or the Delaware trustee at any time. If a trust event of default resulting from an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. That right belongs exclusively to us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

Unless a trust event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we (as the holder of the common securities) and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the property trustee alone will have power to make such an appointment.

Merger or Consolidation of Issuer Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, as described in "--Liquidation Distribution upon Dissolution" or as described in the prospectus supplement with respect to the trust preferred securities. The Trust may, at our request, with the consent of the administrative trustees and without the consent of the property trustee, the Delaware trustee or the holders of the trust preferred securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     . the successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the trust securities or (b) substitutes for the trust securities other successor securities having substantially the same terms as the trust securities so long as the successor securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;
     . we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

     . the successor securities are listed, or any successor securities will be listed upon notification of issuance, on the Nasdaq National Market or other organization on which the trust preferred securities are then listed, if any;
     . the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any successor securities) to be downgraded by a nationally recognized statistical rating organization;
     . the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;
     . the successor entity has a purpose substantially similar to that of the Trust;
     . prior to the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Trust experienced in such matters to the effect that

          . the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect; and
          . following the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act;

     . we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee; and
     . The property trustee is given an officer's certificate and an opinion of counsel each to the effect that all conditions precedent in the Trust Agreement to such transactions have been satisfied.

Notwithstanding the general provisions described above, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of The Trust Agreement

The holders of the trust preferred securities will have only the voting rights described below and under "Description of Guarantees--Amendments and Assignment," plus any voting rights required by law.

The trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the trust preferred securities:

     . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to address matters or questions arising under the trust agreement in a way which is consistent with the other provisions of the trust agreement; or
     . to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act.

However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of trust securities. Any amendment of the trust agreement becomes effective when we give notice of the amendment to the holders of the trust securities.

The trust agreement may be amended by us and the issuer trustees with:

     . the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities; and
     . receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

However, without the consent of each holder of trust preferred securities, no amendment may:

     . change the amount or timing of any distribution on the trust preferred securities or reduce the amount payable on redemption thereof or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date; or
     . restrict the right of a holder of trust preferred securities to sue for the enforcement of any distribution payment.

The property trustee is required to notify each holder of trust securities whenever the property trustee is notified of a default with respect to the corresponding junior subordinated debentures. Furthermore, so long as any junior subordinated debentures are held by the property trustee, the issuer trustees are not permitted to:

     . direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;
     . waive any past default that is waivable under the indenture governing the junior subordinated debentures;
     . exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures shall be due and payable; or
     . give a required consent to any amendment, modification or termination of the indenture, the applicable securities resolution or the corresponding junior subordinated debentures;

unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities. However, where the indenture requires the consent of each affected holder of corresponding junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the related trust preferred securities. The issuer trustees cannot revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

In addition to obtaining approval of the holders of the trust preferred securities as described above, the issuer trustees are required to obtain an opinion of counsel to the effect that the proposed action will not cause the Trust to be classified as a corporation for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given either at a meeting of holders of trust preferred securities or pursuant to a written consent. The property trustee must notify record holders of trust preferred securities of any meeting in the manner set forth in the trust agreement.

No vote or consent of the holders of preferred securities will be required for the Trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

Whenever holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither we nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the trust preferred securities that we own (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

Payment and Paying Agency

The depositary for the trust securities will make payments in respect of the trust securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If the Trust's trust securities are not held by the depositary, then the paying agent will mail checks to registered holders of the trust securities as their addresses appear on its Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and to us. The paying agent can resign upon 30 days' written notice to the property trustee and to us. If the property trustee resigns as paying agent, the administrative trustees will appoint a bank or trust company acceptable to the administrative trustees and to us to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The Trust will register transfers of trust preferred securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not register transfers of their trust preferred securities after the relevant trust preferred securities are called for redemption.

Information Concerning the Property Trustee

The property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement, other than during the continuance of a trust event of default. After a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, then we will have the right to tell the property trustee which action to take unless the matter is one on which holders of trust preferred securities are entitled to vote. If we don't give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the trust securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to operate the Trust in such a way that:

     .    no Trust will be:

          . deemed to be an "investment company" required to be registered under the Investment Company Act; or

          . classified as an association taxable as a corporation for United States federal income tax purposes; and

     . the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes.

We and the administrative trustees are authorized to take any lawful action (consistent with the certificate of trust of the Trust and the trust agreement) that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially and adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures are to be issued under an indenture, as supplemented from time to time, between _______________, as debenture trustee, and us. The indenture will be qualified under the Trust Indenture Act. We have summarized selected provisions of the junior subordinated debentures and the indenture below. This summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of indenture for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

Concurrently with the issuance of the trust preferred securities, the Trust will invest the proceeds, together with the consideration paid by us for the common securities, in junior subordinated debentures issued by us. The junior subordinated debentures will be issued as unsecured debt under the indenture.

We may at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the junior subordinated debentures to be distributed to the holders of the trust securities in liquidation of the Trust. If the junior subordinated debentures are distributed to the holders of the trust preferred securities, we will use our best efforts to list the junior subordinated debentures on a national securities exchange or comparable automated quotation system.

General

The junior subordinated debentures that we issue to the Trust may be issued in one or more series under the indenture with terms corresponding to the terms of a series of trust preferred securities issued by the Trust. Concurrently with the issuance of the Trust's trust preferred securities, the Trust will invest the proceeds from the sale of the trust preferred securities and the consideration we pay for the common securities in a series of corresponding junior subordinated debentures that we will issue to the Trust.

Each series of corresponding junior subordinated debentures:

     .    will be unsecured;
     . will be in the principal amount equal to the aggregate stated liquidation amount of the preferred securities and the common securities of the Trust; and
     . will rank equally with all other series of junior subordinated debt securities in terms of priority of payment.

Unless provided otherwise in the prospectus supplement, holders of the trust preferred securities issued by the Trust that owns a series of corresponding junior subordinated debentures will have the rights summarized above in connection with modifications to the indenture or upon occurrence of a trust event of default.

The prospectus supplement will describe specific terms relating to the offering of the corresponding junior subordinated debentures.

Unless otherwise specified in the applicable prospectus supplement, we will covenant, as to each series of corresponding junior subordinated debentures:

     . to maintain, directly or indirectly, 100% ownership of the common securities of the Trust to which the corresponding junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the indenture may succeed to our ownership of the common securities);
     .    not to voluntarily dissolve, wind-up or liquidate the Trust, except:
          . in connection with a distribution of the junior subordinated debentures to the holders of the trust preferred securities in liquidation of the Trust; or
          . in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and
     . to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Extend Interest Payment Date.

Unless otherwise stated in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of corresponding junior subordinated debentures to defer payments of interest for a specified number of consecutive interest payment, or extension, periods. No extension period may extend beyond the maturity date of that series of corresponding junior subordinated debentures. We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, we will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law.) United States federal income tax consequences and special considerations applicable to any corresponding junior subordinated debentures for which an extension period has been elected will be described in the applicable prospectus supplement. During any extension period, or while we are in default, we will be restricted in our ability to make payments or incur obligations related to our capital stock or debt securities ranking equal to or below the junior subordinated debentures.

Prior to the termination of any extension period, we may further extend the interest payment period. However, the deferral period, together with all prior and further extensions, may not exceed 20 consecutive calendar quarters, end on a date other than an interest payment date or extend beyond the maturity date of the junior subordinated debentures. After the termination of any deferral period and the payment of all amounts due, we may decide to begin a new deferral period, subject to the above requirements.

If the debenture trustee is the sole holder of the series of junior subordinated debentures held by the Trust, we will give the administrative trustee and the debenture trustee notice of our selection of any deferral period five business days prior to the earlier of:

     . the next date distributions on the trust preferred securities are payable; or

     . the date the Trust is required to give notice to the Nasdaq National Market (or other applicable exchange or self-regulatory organization) or to holders of the trust preferred securities of the record date or the date any distribution is payable.

If the debenture trustee is not the sole holder of the series of junior subordinated debentures, we will give the debenture holders notice of our selection of any deferral period ten business days prior to the earliest of:

     .    the next interest payment date; or
     . the date upon which we are required to give notice to the Nasdaq National Market (or other applicable exchange or self-regulatory organization) or to holders of the junior subordinated debentures of the record or payment date of any related interest payment.

Additional Sums

If the Trust or the debenture trustee is required to pay any additional taxes, duties, assessments or other governmental charges, we will pay additional sums as required so that the distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties, assessments or other governmental charges.

Redemption.

The junior subordinated debentures and the indenture will provide the terms upon which we can redeem the junior subordinated debentures at our option, and will specify a date prior to which we will not be allowed to redeem the junior subordinated debentures, and after which we will have the right to redeem the junior subordinated debentures, in whole or in part, upon not less than 30 days nor more than 60 days notice to the holder of the junior subordinated debentures at a redemption price or prices stated in the applicable prospectus supplement.

If the junior subordinated debentures are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee. If a partial redemption of the corresponding junior subordinated debentures would result in delisting of the trust preferred securities issued by the Trust from the Nasdaq National Market or other exchange or self-regulatory organization on which the trust preferred securities are then listed, we will not be permitted to effect a partial redemption and may only redeem the corresponding junior subordinated debentures as a whole.

Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution, if a Special Event (as defined below) in respect of the Trust occurs and is continuing, we have the option to redeem the corresponding junior subordinated debentures held by the Trust, in whole but not in part, at any time within 90 days thereafter. If the Trust is the holder of all outstanding corresponding junior subordinated debentures, the proceeds of the redemption will be used by the Trust to redeem the corresponding trust preferred securities and common securities in accordance with their terms.

"Special Event" means a "Tax Event," an "Investment Company Event" or a "Regulatory Capital Event" as the case may be.

"Tax Event" means that the Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of any

     . amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority; or
     . official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations;

in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures pursuant to the applicable securities resolution, there is more than an insubstantial risk that:

     . the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the junior subordinated debentures;
     . interest we pay on the corresponding junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States Federal income tax purposes; or
     . the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

"Investment Company Event" means that the Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of original issuance of the trust preferred securities by the Trust, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act.

"Regulatory Capital Event" means that the Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of:

     . any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of applicable regulatory agencies; or
     . any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations which amendment or change is effective or which pronouncement or decision is announced on or after the date of the original issuance of the trust preferred securities, do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over us), or any capital
adequacy guidelines as then in effect and applicable to us.   The distribution
of the junior subordinated debentures in connection with the termination of the Trust by us shall not in and of itself constitute a Regulatory Capital Event.

Restrictions on Certain Payments.

Unless otherwise provided in the applicable prospectus supplement, we will promise, as to each series of junior subordinated debentures issued to the Trust, that we and our subsidiaries will not:

     . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or
     . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or
     . make any guarantee payments with respect to any of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debentures other than:

     .    dividends or distributions payable in our common stock;

     . redemptions or purchases of any rights pursuant to a shareholder rights plan, if any, or any successor rights agreement, and the declaration of a dividend of rights or the issuance of stock under a rights agreement in the future;
     . payments under any guarantee relating to the trust preferred securities of the Trust;
     . purchases of common stock related to the issuance of common stock under any benefit plans for our directors, officers or employees;
     . obligations under any dividend reinvestment plan or stock purchase plan; and
     . purchases of fractional interests in shares of our capital stock pursuant to a reclassification of our capital stock or the conversion or exchange provisions of a security being converted or exchanged for our capital stock.

These restriction apply only if:

     .    at that time we have actual knowledge that an event has occurred that
          (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture with respect to the junior subordinated debentures of that series and (b) we shall not have taken reasonable steps to cure the event; or
     . the corresponding junior subordinated debentures are held by the Trust which is the issuer of a series of related trust preferred securities, and we are in default with respect to payment of any obligations under the guarantee relating to those trust preferred securities; or
     . we shall have given notice of our selection of a deferral of interest extension period as provided pursuant to the securities resolution with respect to the corresponding junior subordinated debentures and shall not have rescinded the notice, or the extension period shall be continuing.

Debenture Events of Default

Unless otherwise provided in an applicable prospectus supplement, the indenture provides that any one or more of the following described events with respect to the junior subordinated debentures constitutes a "debenture event of default," regardless of the reason and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, order, rule or regulation:

     . failure for 30 days to pay any interest on the junior subordinated debentures or any other debentures, when due (subject to the deferral of any due date in the case of an deferral period);

     . failure to pay any principal on the junior subordinated debentures or any other debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

     . failure to observe or perform certain other covenants contained in the indenture for 60 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures;

     .    certain events of our bankruptcy, insolvency or reorganization.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or exercising any trust or power conferred on the debenture trustee, with respect to the junior subordinated debentures. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal amount of, and any interest on, the junior subordinated debentures to be due and payable immediately upon a debenture event of default; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such amounts
shall automatically become due and payable.   If the debenture trustee or
holders of the junior subordinated debentures fail to make the declaration, the debenture trustee or the holders of at least 25% in the aggregate liquidation amount of the trust preferred securities will have the right. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of the junior subordinated debentures fail to annul such declaration and waive the default, the holders of a majority in aggregate liquidation amount of the trust preferred securities shall have the right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

In case a debenture event of default occurs and is continuing as to junior subordinated debentures, the debenture trustee will have the right to declare the principal of and the interest on such junior subordinated debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor with respect to such junior subordinated debentures.

The indenture requires the annual filing by us with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of or interest on the junior subordinated debentures on the due date, a holder of trust preferred securities may institute a direct action against us. We may not amend the indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If the right to bring a direct action is removed, the Trust may become subject to the reporting obligations under the Exchange Act and the rules and regulations thereunder. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of or interest on the junior subordinated debentures, and we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures, other than those set forth in the preceding paragraph, unless there shall have been an event of default under the trust agreement.

Information Concerning the Debenture Trustee

The debenture trustee has and will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The laws of the State of New York will govern the indenture and the junior subordinated debentures.


                           DESCRIPTION OF GUARANTEES

When the trust securities are issued, we will execute and deliver a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee agreement will be qualified under the Trust Indenture Act. _______________ will act as guarantee trustee under the guarantee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the Trust's trust preferred securities.

We have summarized certain provisions of the guarantees below. This summary is not complete. The form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the guarantee agreement for provisions that may be important to you.

General

We will promise to pay the guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The guarantee payments will rank equal to the corresponding junior subordinated debentures and will be junior and subordinated to our senior debt and subordinated debt. The guarantee payments include the following, to the extent not paid by or on behalf of the Trust:

     . any accumulated and unpaid distributions required to be paid on the trust preferred securities, but only if and to the extent that the Trust has funds on hand available for the distributions at that time;
     . the redemption price with respect to any trust preferred securities called for redemption, if and to the extent that the Trust has funds on hand available to pay the redemption price at that time; or
     . upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities), the lesser of:

          .    the liquidation distribution; and
          .    the amount of assets of the Trust remaining available for
               distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied either by our direct payment of the required amounts to the holders of the trust preferred securities or by causing the Trust to pay them.

The guarantee will be an irrevocable guarantee on a junior subordinated basis of the Trust's obligations under the trust preferred securities, but will apply only to the extent that the Trust has funds sufficient to make the required payments. The guarantee is a guarantee of payment, not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by the Trust, the Trust will not be able to pay distributions on the trust preferred securities. The guarantee will rank subordinate and junior in right of payment to all of our senior indebtedness and subordinated indebtedness. See "--Status of the Guarantees." Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries, and all liabilities of any of our future subsidiaries. Claimants should look only to our assets for payments under the guarantee. The guarantee does not limit our ability to incur or issue other secured or unsecured debt, including senior and subordinated indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise. Except as otherwise provided in the applicable prospectus supplement, we and our subsidiaries are not limited in the amount of secured or unsecured debt that we may have outstanding.

Our obligations described herein and in any accompanying prospectus supplement, through the guarantee agreement, the trust agreement, the corresponding junior subordinated debentures, and the applicable securities resolution under the indenture, taken together, constitute our full, irrevocable and unconditional guarantee of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities. See "Description of Trust Preferred Securities."

Status of the Guarantees

The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our senior debt and subordinated debt.

The guarantee will rank equally with all other guarantees we issue relating to trust preferred securities issued by the Trust. The guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us as the guarantor to enforce its rights under the guarantee without first suing anyone else). Each guarantee will be held for the benefit of the holders of the related trust preferred securities. The guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the Trust) or by distribution of the corresponding junior subordinated debentures to the holders of the trust preferred securities. None of the guarantees places a limitation on the amount of additional senior indebtedness or subordinated indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness or subordinated indebtedness.

Amendments and Assignment

Except with respect to any changes which do not adversely affect the rights of holders of the related trust preferred securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding trust preferred securities. The manner of obtaining any required approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each guarantee agreement will bind our successors, assigns, receivers, trustees and representatives and will benefit the holders of the related trust preferred securities then outstanding.

Events of Default

We will be in default under any guarantee agreement if (a) we don't make required payments or (b) we are notified that we haven't performed some other obligation.

The holders of a majority in aggregate liquidation amount of the related trust preferred securities have the right:

     . to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or
     . to direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Holders of a majority in aggregate liquidation amount of the related trust preferred securities also have the right to waive any past event of default and its consequences.

Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the Trust's rights under the guarantee agreement without first instituting a legal proceeding against the Trust, the guarantee trustee or anyone else.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee agreement.

Information Concerning the Guarantee Trustee

The guarantee trustee promises to perform only the duties that are specifically set forth in each guarantee agreement, other than during the occurrence and continuance of a default by us in performance of any guarantee. After we default and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

Termination of the Guarantees

The guarantee will terminate upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of corresponding junior subordinated debentures to the holders of the related trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.


Governing Law

The guarantee agreement will be governed by and construed in accordance with the laws of the State of New York.


      RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

Full and Unconditional Guarantee

We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of the distributions) as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under each series of corresponding junior subordinated debentures, the related securities resolution, the indenture, the trust agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities.

If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Trust will not pay distributions or other amounts due on its trust preferred securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of a series of trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to such holder. Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness and subordinated indebtedness.

Sufficiency of Payments

As long as all payments are made when due on each series of corresponding junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the related trust preferred securities. This is primarily because:

     . the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust securities;
     . the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust securities;
     . we, as borrower, have promised to pay any and all costs, expenses and liabilities of the Trust except the Trust's obligations under its trust securities; and
     . the trust agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

We have the right to set-off any payment we are otherwise required to make under the indenture if and to the extent we have already made, or are concurrently making, a payment under the guarantee agreement.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the Trust or anyone else.

Our default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, our senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute a trust event of default.

Limited Purpose of the Trust

The Trust's trust securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purposes of issuing its trust securities, investing the proceeds in corresponding junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust security and a holder of a corresponding junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of trust securities is entitled to receive distributions from the Trust (or from us under the guarantee agreement) if and to the extent the Trust has funds available for the payment of the distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the corresponding junior subordinated debentures, the holders of the related trust securities will be entitled to receive the liquidation distribution in cash, out of assets of the Trust (and after satisfaction of creditors of the Trust as provided by applicable law). See "Description of Trust Preferred Securities--Liquidation Distribution upon Dissolution." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be one of our junior subordinated creditors. The property trustee would be subordinated in right of payment to all of our senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before our stockholders receive payments or distributions. We are the guarantor under each guarantee agreement and pursuant to the indenture, as borrower, have agreed to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its trust securities). Accordingly, in the event of our liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of corresponding junior subordinated debentures are expected to be substantially the same relative to our other creditors and to our stockholders.


                              BOOK-ENTRY ISSUANCE

Book Entry System

We may issue debt securities, the trust preferred securities and corresponding junior subordinated debentures of a series and preferred stock under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, DTC will be the depositary if we use a depositary.

DTC has advised us as follows:

     .    DTC is
          . a limited purpose trust company organized under the laws of the State of New York;
          .    a "banking organization" within the meaning of the New York banking law or a member of the Federal Reserve System;
          .    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code; and
          .    a "clearing agency" registered pursuant to the provisions of
               Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the securities issued upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities.

Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and/or the trustee, as applicable, will treat the depositary as the sole owner or holder of the securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have securities registered in your name or to receive physical delivery of certificates representing the securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

We will make all payments of principal, premium and interest on the securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers and you will have to rely on the procedures of the depositary and its participants.

Global securities are generally not transferrable. We will issue physical certificates to beneficial owners of a global security if:

     . The depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;
     . The depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or
     . We decide in our sole discretion that we do not want to have the securities of the particular series in question represented by global securities.

DTC may discontinue providing its services as securities depositary with respect to any of the trust preferred securities or the junior subordinated debentures at any time by giving reasonable notice to the relevant Issuer Trustee and us. In the event that a successor securities depositary is not obtained, definitive trust preferred securities or junior subordinated debentures certificates representing such trust preferred securities or junior subordinated debentures are required to be printed and delivered. We, at our option, may decide to discontinue use the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of trust preferred securities or aggregate principal amount of junior subordinated debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such trust preferred securities or junior subordinated debentures will be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we and the Trust we believe to be accurate but neither the Trust nor we assume any responsibility for the accuracy thereof. Neither we nor the Trust have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers.

Agents who we (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) designate may solicit offers to purchase the securities.

     . We will name any agent involved in offering or selling the securities, and any commissions that we will pay to the agent, in our prospectus supplement.
     . Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
     . Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may use an underwriter or underwriters in the offer or sale of the securities.

     . If we and/or the Trust use an underwriter or underwriters, we and/or the Trust and/or the Trust will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
     . We and/or the Trust will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.
     . The underwriters will use our prospectus supplement to sell the securities.

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may use a dealer to sell the securities.

     . If we and/or the Trust use a dealer, we, as principal, will sell the securities to the dealer.
     . The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
     . We and/or the Trust will include the name of the dealer and the terms of the transactions with the dealer in the prospectus supplement.

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may solicit directly offers to purchase the securities, and we and/or the Trust may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We (or, in the case of the trust preferred securities, junior subordinated indentures and the guarantees, we and the Trust) may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     . If we and/or the Trust use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
     . These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
     . We will indicate in our prospectus supplement, the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.


                                 LEGAL MATTERS

Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities, unless we indicate otherwise in a prospectus supplement. ___________________, _____________, Delaware, will pass upon the validity under Delaware law of the Trust's trust securities, unless we indicate otherwise in a prospectus supplement.


                                    EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Documents incorporated by reference in the future in this prospectus will include financial statements, related schedules, if required, and independent auditors' reports. The financial statements and schedules will have been audited to the extent and for the periods identified in the reports by the firm submitting the report. If audited financials are incorporated by reference, it will be based on reports given on the authority of the issuing firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


SEC registration fee                                         $13,200
NASD fee                                                          (1)
Legal fees and expenses                                           (1)
Trustees' fees and expenses                                       (1)
Accounting fees and expenses                                      (1)
Printing expenses                                                 (1)
Miscellaneous expenses                                            (1)
                                                             -------
     Total                                                   $    (1)*
                                                             -------

-----------------
*    All amounts are estimated except for the registration fee.

(1)  To be provided by amendment.


Item 15. Indemnification of Directors and Officers.

     East West Bancorp, Inc. is incorporated under the Delaware General Corporation Law, of which Section 145 provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

                                 *     *     *

     Article XIII of East West Bancorp, Inc.'s Certificate of Incorporation provides as follows:

     "Section 1. The Corporation shall indemnify to the maximum extent permitted by law:

          (a) any person who is or was a director or executive officer of the Corporation; and

          (b) any person who serves or served at the Corporation's request as a director, officer, employee, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

     Section 2. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under this Article XIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification by the Corporation under this Article XIII.

     Section 3. Any indemnification and advancement of expenses provided by Sections 1 and 2 of this Article XIII or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or Disinterested Directors, or otherwise.

     Section 4. The indemnification and advance payment provided by Sections 1 and 2 of this Article XIII shall continue as to a person who has ceased to hold a position named in Section 1 of this Article XIII and shall inure to the person's heirs, executors, and administrators.

     Section 5. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 1 of this
Article XIII, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against such liability under Section 1 of this Article XIII.

     Section 6. If Delaware law is amended to permit further indemnification of the directors and executive officers of the Corporation, then the Corporation shall indemnify persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification."

                                 *     *     *

     Article VI of East West Bancorp, Inc.'s Bylaws provide as follows:

     SECTION 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of this Article VI, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation's predecessor corporation).

     SECTION 6.2 Right of Claimant to Bring Suit. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 6.3 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.                   Description
-----------                   -----------

1.1      Form of Underwriting Agreement for debt securities, trust preferred securities, preferred stock  or common stock*
4.1      Form of Indenture for debt securities (including form of certificate of debt security)
4.2      Form of Indenture for junior subordinated debentures to be issued to
            East West Bancorp Capital Trust I relating to the trust preferred securities (including form of certificate of junior subordinated debentures)
4.3      Form of certificate of designation of series of preferred stock*
4.4      Form of Certificate of Trust of East West Bancorp Capital Trust I
4.5      Form of Amended and Restated Declaration of Trust of East West Bancorp
            Capital Trust I (including form of trust preferred security certificate)
4.6      Form of Guarantee of East West Bancorp relating to the trust preferred securities
5.1      Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.*
5.2      Opinion of __________________________*
8.0      Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters*
12.1     Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest on deposits)*
12.2     Computation of ratio of earnings to combined fixed charges  and preferred stock dividends (including interest on deposits)*
23.1     Consent of Deloitte & Touche
23.2     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit
            5.1)*
23.3     Consent of _________________________ (included in Exhibit 5.2)*
24       Power of Attorney of certain officers, directors and trustees (located on the signature page hereto)
25.1     Form T-1 Statement of Eligibility of _______________ to act as trustee under the Indentures*
25.2     Form T-1 Statement of Eligibility of _______________ to act as trustee under the Declaration of Trust of East West Bancorp Capital Trust I*
25.3     Form T-1 Statement of Eligibility of _______________ under the
            Guarantee for the benefit of the holders of the Trust Preferred Securities*
___________________

* To be filed as an exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.

Item 17. Undertakings

Each of the Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, East West Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marino, State of California on the 3rd day of February 2000.

                         EAST WEST BANCORP, INC.

                         By:  /s/ Douglas Krause
                              ----------------------------------------
                              Douglas Krause
                              Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of East West Bancorp, Inc. whose signature appears below hereby appoints Julia Gouw and Douglas Krause, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable East West Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


Signature                                                                Title                                  Date
---------                                                                -----                                  ----
/s/ Dominic Ng                                          Chairman of the Board, President and              February 3, 2000
--------------------------------------------            Chief Executive Officer
Dominic Ng                                              (principal executive officer)


/s/ Julia Gouw                                           Executive Vice President and Chief               February 3, 2000
-------------------------------------------              Financial Officer
 Julia Gouw                                              (principal financial and accounting officer)


/s/ Herman Li                                            Director                                         February 3, 2000
-------------------------------------------
Herman Li

/s/ Jack C. Liu                                          Director                                         February 3, 2000
-------------------------------------------
Jack C. Liu

/s/ Kenneth P. Slosser                                   Director                                         February 3, 2000
-------------------------------------------
Kenneth P. Slosser

/s/ Edward Zapanta                                       Director                                         February 3, 2000
-------------------------------------------
Edward Zapanta

/s/ Keith Renken                                         Director                                         February 3, 2000
-------------------------------------------
Keith Renken

Pursuant to the requirements of the Securities Act of 1933, East West Bancorp Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marino, State of California, on the 3rd day of February 2000.

                              EAST WEST BANCORP CAPITAL TRUST I



                              By: /s/ Dominic Ng
                                  ---------------------------
                                  Dominic Ng
                                  Administrative Trustee



                              By: /s/ Julia Gouw
                                  ---------------------------
                                  Julia Gouw
                                  Administrative Trustee



                              By: /s/ Douglas Krause
                                  --------------------------
                                  Douglas Krause
                                  Administrative Trustee

                                 EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

1.1 Form of Underwriting Agreement for debt securities, trust preferred securities, preferred stock or common stock*
4.1 Form of Indenture for debt securities (including form of certificate of debt security)
4.2 Form of Indenture for junior subordinated debentures to be issued to East West Bancorp Capital Trust I relating to the trust preferred securities (including form of certificate of junior subordinated debentures)
4.3   Form of certificate of designation of series of preferred stock*
4.4   Form of Certificate of Trust of East West Bancorp Capital Trust I
4.5 Form of Amended and Restated Declaration of Trust of East West Bancorp Capital Trust I (including form of trust preferred security certificate)
4.6 Form of Guarantee of East West Bancorp relating to the trust preferred securities
5.1   Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.*
5.2   Opinion of ______________________*
8.0 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters*
12.1 Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest on deposits)*
12.2  Computation of ratio of earnings to combined fixed charges  and preferred stock dividends (including interest on deposits)*
23.1  Consent of Deloitte & Touche
23.2  Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit
       5.1)*
23.3  Consent of _____________ (included in Exhibit 5.2)*
24    Power of Attorney of certain officers, directors and trustees (located on the signature page hereto)
25.1 Form T-1 Statement of Eligibility of _______________ to act as trustee under the Indentures*
25.2 Form T-1 Statement of Eligibility of _______________ to act as trustee under the Declaration of Trust of East West Bancorp Capital Trust I*
25.3 Form T-1 Statement of Eligibility of _______________ under the Guarantee for the benefit of the holders of the Trust Preferred Securities*

___________________

* To be filed as an exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.